Exhibit 99.1

GLYECO, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Nine Months Ended September 30, 2018

	Historical	Sale of the		Pro Forma
	Glyeco, Inc	Consumer		Glyeco, Inc.
	(As Reported)	Segment	NOTES	Continuing Operations

Sales, net	$9,364,148	$4,545,773	(a)	$4,818,375
Cost of goods sold	8,254,589	4,513,325	(a)	3,741,264
Gross profit	1,109,559	32,448		1,077,111

Operating expenses
Consulting fees	92,511	36,935		55,576
Share-based compensation	348,515	9,062		339,453
Salaries and wages	1,730,234	1,067,456		662,778
Legal and professional	752,688	17,901		734,787
General and administrative	1,312,667	677,238		635,429
Total operating expenses	4,236,615	1,808,592	(b)	2,428,023

Loss from operations	(3,127,056)	(1,776,144)		(1,350,912)

Other (income) and expense
Interest expense	572,140	15,312		556,828
Total other expense	572,140	15,312	(b)	556,828

Loss before provision for income taxes	(3,699,196)	(1,791,456)		(1,907,740)

Provision for income taxes	9,735	—		9,735

Net loss	$(3,708,931)	$(1,791,456)		$(1,917,475)

Basic and diluted loss per share	$(2.78)			$(1.44)

Weighted average number of common shares outstanding (basic and diluted)	1,333,131			1,333,131

GLYECO, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Year Ended December 31, 2017

	Historical	Sale of the		Pro Forma
	Glyeco, Inc	Consumer		Glyeco, Inc.
	(As Reported)	Segment	NOTES	Continuing Operations

Sales, net	$12,072,686	$6,265,779	(a)	$5,806,907
Cost of goods sold	10,444,573	5,522,832	(a)	4,921,741
Gross profit	1,628,113	742,947		885,166

Operating expenses
Consulting fees	416,445	139,043		277,402
Share-based compensation	523,613	14,000		509,613
Salaries and wages	1,855,713	1,327,621		528,092
Legal and professional	901,339	105,504		795,835
Tank remediation	780,000	—		780,000
General and administrative	1,486,624	930,218		556,406
Total operating expenses	5,963,734	2,516,386	(b)	3,447,348

Loss from operations	(4,335,621)	(1,773,439)		(2,562,182)

Other (income) and expense
Loss on debt extinguishment	146,564	—		146,564
Interest expense	684,429	23,377		661,052
Total other expense	830,993	23,377	(b)	807,616

Loss before provision for income taxes	(5,166,614)	(1,796,816)		(3,369,798)

Provision for income taxes	14,921	—		14,921

Net loss	$(5,181,535)	$(1,796,816)		$(3,384,719)

Basic and diluted net loss per share	$(0.04)			$(0.02)

Weighted average number of common shares outstanding (basic and diluted)	142,212,041			142,212,041

GLYECO, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

	September 30, 2018

	Historical	Distribution of the		Pro Forma
	Glyeco, Inc	Consumer		Glyeco, Inc.
	(As Reported)	Assets	NOTES	Continuing Operations
ASSETS
Current assets
Cash	$230,771	$1,417,000	(c)	$1,647,771
Accounts receivable, net	1,043,465	(601,282)	(d)	442,183
Prepaid expenses	198,630	(1,177)	(d)	197,453
Inventories	546,543	(371,436)	(d)	175,107
Total current assets	2,019,409	443,105		2,462,514

Property, plant and equipment, net	3,951,291	(1,313,754)	(d)	2,637,537

Other assets
Deposits	403,502	—		403,502
Goodwill	3,822,583	(885,296)	(d)	2,937,287
Other intangible assets, net	1,898,987	(74,250)	(d)	1,824,737
Total other assets	6,125,072	(959,546)		5,165,526

Total assets	$12,095,772	$(1,830,195)		$10,265,577

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$3,439,931	$—		$3,439,931
Contingent acquisition consideration	1,503,113	—		1,503,113
Notes payable- current portion, net of debt discount	2,063,228	(67,776)	(d)	1,995,452
Capital lease obligations- current portion	480,217	—		480,217
Total current liabilities	7,486,489	(67,776)		7,418,713

Non-current liabilities
Notes payable- non current portion	2,924,149	(124,290)	(d)	2,799,859
Capital lease obligations- non-current portion	878,667	—		878,667
Total non-current liabilities	3,802,816	(124,290)		3,678,526

Total liabilities	11,289,305	(192,066)		11,097,239

Stockholders’ equity
Common stock	135	—		135
Additional paid-in capital	46,511,861	—		46,511,861
Accumulated deficit	(45,705,529)	(1,638,129)	(e)	(47,343,658)
	806,467	(1,638,129)		(831,662)

Total liabilities and stockholders’ equity	$12,095,772	$(1,830,195)		$10,265,577

Glyeco, Inc.

Pro Forma Consolidated Financial Information (UNAUDITED)

Notes to Pro Forma Consolidated Financial Information (Unaudited)

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 and the unaudited pro forma consolidated balance sheet as of September 30, 2018, include the following pro forma adjustments:

(a)	This adjustment reflects the elimination of revenues and cost of goods sold of the consumer segment.

(b)	This adjustment reflects the elimination of operating and administrative expenses. Not included in the pro-forma results are anticipated savings due to costs that may be reduced or eliminated.

(c)	This adjustment represents the receipt of cash consideration at the closing of the transaction.

(d)	These adjustments reflect the elimination of assets and liabilities attributable to the consumer segment.

(e)	This adjustment reflects the estimated loss of $1.6 million arising from the transaction as of January 11, 2019. This estimated loss has not been reflected in the pro forma consolidated statements of operation as it is nonrecurring in nature. No adjustment has been made at this time to the sale proceeds to give effect to any post-closing adjustments under the terms of the Asset Purchase Agreement.